Exhibit 99.1

Eightco Holdings (NASDAQ: ORBS) Reports Total Holdings of $336 Million, Includes $90 Million OpenAI, $25 Million MrBeast, More Than 11,000 ETH Coins and Over 283 Million WLD Tokens

Eightco treasury composition as of April 20, 2026: $90M OpenAI equity, $25M Beast Industries equity, 11,068 ETH, 283 million WLD holdings, and $118M cash and equivalents

World solves the ‘double human’ problem in a world proliferating with deep fakes and agentic agents

World and Tools For Humanity (TFH) unveil new features at World Lift Off Event, expanding ‘Proof of Human’ to include Face Auth, Deep Face and Credentials and Concert Kit

World announces new implementations of these features with Zoom, Docusign, Tinder, Browserbase, Exa, Okta, and Vercel

World also introduces AgentKit, a developer toolkit designed to provide cryptographic proof that an AI agent is operated by a verified, unique human.

Eightco offers public market access to the most innovative private companies including OpenAI and Beast Industries

EASTON, Pa. April 21, 2026 /PRNewswire/ — Eightco Holdings Inc. (NASDAQ: ORBS) (“Eightco” or “the Company”) today provided an update on its total holdings, highlighting its expanding position across digital assets and strategic investments in leading private technology companies.

As of April 20, 2026, at 5:00 p.m. ET, ORBS’ holdings include a $90 million investment in OpenAI, a $25 million investment in Beast Industries, 283,452,700 Worldcoin (WLD) at $0.27 per WLD (per Coinbase), 11,068 Ethereum (ETH coins), and $118 million in total cash and stablecoins, for total holdings of approximately $336 million.

ORBS Holdings & Key Metrics

As of April 20, 2026

$118M

Cash & Equivalents

Cash on Hand
Stablecoins & fiat

$90M

OpenAI Equity

$852B valuation (March 2026)
$25B annualized run rate

283M

WLD Holdings

~8.63% of supply
160+ countries

$25M

Beast Industries

$5.2B valuation
500M+ followers

11K

ETH Holdings

Staking & reserve asset
Portfolio diversification

18M

Unique Verifications

Orb-verified humans (Apr 2026)
160+ countries

Source: Eightco Holdings, world.org, coinmarketcap.com

NASDAQ: ORBS

For Discussion Purposes Only 11

The ORBS Portfolio Thesis

One ticker. Three mega-trends reshaping the global economy.

AI Foundation

OpenAI

ORBS holds pre-IPO equity in one of the world's leading artificial intelligence companies. OpenAI develops foundational AI infrastructure and consumer products used by hundreds of millions globally, positioning ORBS as a rare public vehicle for private AI exposure.

Proof of Human

$WLD tokens

As AI-generated content scales, verifying human identity becomes critical infrastructure. World is building a universal proof-of-personhood protocol using biometric verification, deployed across 160+ countries. ORBS provides public market access to this emerging digital identity layer.

Creator Economy

Beast Industries

Beast Industries represents the emergence of creator-led enterprise — converting massive digital audiences into consumer brands and media businesses. ORBS holds an equity stake in what has become one of the most valuable privately held creator economy companies.

NASDAQ: ORBS

For Discussion Purposes Only

14

The World Lift Off event took place on April 17th and many products and new features were unveiled. Among the key new announcements:

●	World ID protocol updates
●	New partners: Zoom, Docusign, Tinder, Browserbase, Exa, Okta, and Vercel
●	New features in addition to Proof of Human, Face Auth, Deep Face and Credentials and Concert Kit
●	These bringing proof of human to more platforms where people connect, work, and play
●	Expanded use cases: From deepfake protection to bot-resistant governance

The use case and need for World and Proof of Human is rising rapidly in 2026. “More than 50% of all things on the internet are now generated by AI,” said Sam Altman, OpenAI Chief Executive Officer and Tools for Humanity co-founder, during the World Lift Off keynote on April 17, 2026.

“Preventing ‘double human,’ is arguably the most central issue faced by the digital economy today,” said Thomas “Tom” Lee, Chairman of Bitmine, Head of Research at Fundstrat, and Board Member of Eightco. “By being able to verify the authenticity of our interactions, the world can positively leverage increasingly powerful technologies while maintaining trust.”

“We can also avoid the most damaging risks from the rising capabilities of agent systems,” continued Lee. “After all, one of the primary use cases of digital assets and blockchains was to prevent the problem of ‘double spend’ and now Proof of Human prevents ‘double human.’”

Notably, World and TFH also unveiled AgentKit. This developer toolkit is designed to provide cryptographic proof that an AI agent is operated by a verified, unique human. In other words, as the agent economy grows, AgentKit provides a trust layer, by ensuring this agent has been designated by a verified and unique person.

Eightco is built around three mega-trends the company expects to shape the next decade of innovation, including: artificial intelligence, digital identity, and the creator economy, with direct positions in each through OpenAI (27% of ORBS balance sheet), Worldcoin (23%), and Beast Industries (7%).

Digital Identity — WLD Token

Eightco holds over 283 million WLD, approximately 9% of circulating supply, the largest publicly disclosed institutional position, and representing approximately 23% of the Eightco treasury.

Bots and automated traffic now account for roughly 58% of global web requests, officially tipping into the majority and climbing fast in 2026 as agents proliferate. With bots outnumbering humans online, proof-of-human is quickly becoming essential infrastructure.

Worldcoin is the native token of World, a global Proof of Human network built by Tools for Humanity (co-founded by Sam Altman and Alex Blania) and stewarded by the World Foundation. Its Orb device issues a privacy-preserving World ID that verifies a user is a unique human, not an AI agent.

Artificial Intelligence — OpenAI

Eightco holds $90 million of OpenAI equity, representing approximately 27% of the treasury assets, one of the highest disclosed OpenAI concentrations of any listed vehicle.

ChatGPT, OpenAI’s consumer app, has officially claimed the #1 spot in consumer AI, overtaking TikTok, Instagram, and Facebook in monthly worldwide downloads in early 2026 (Sensor Tower), making it the fastest-scaling consumer app of the year.

Creator Economy — Beast Industries

Eightco holds $18 million of Beast Industries equity with an additional $7 million future commitment, or $25 million total, approximately 7% of the treasury assets.

Beast Industries became the first creator-led company to cross a $5.2 billion private valuation, with a 500M+ combined follower base across platforms. As AI commoditizes content creation, distribution and audience trust become scarce assets, Beast Industries commands one of the largest direct-to-consumer reach footprints in the world.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded holding company executing a first-of-its-kind Worldcoin (WLD) treasury strategy, offering investors single-ticker exposure to three of the defining trends of this cycle: artificial intelligence through its pre-IPO equity stake in OpenAI, digital identity through its position as the largest public holder of WLD and the Proof-of-Human protocol, and the creator economy through its equity stake in MrBeast’s Beast Industries. Backed by leading institutional investors including Bitmine Immersion (NYSE: BMNR), ARK Invest, and Payward/Kraken, Eightco is building the infrastructure layer for human verification in the agentic AI era.

For more information:

X: @iamhuman_orbs

Website: 8co.holdings

Frequently Asked Questions

What is ORBS stock?

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded holding company on Nasdaq. ORBS provides single-ticker exposure to three private-market positions: Worldcoin (WLD), the token of World (a project of Tools for Humanity); OpenAI; and Beast Industries.

Who owns the most Worldcoin (WLD)?

Eightco Holdings (NASDAQ: ORBS) holds over 283 million WLD, approximately 9% of circulating supply and the largest publicly disclosed institutional position.

What is Proof-of-Human?

Proof of Human is cryptographic verification that a user is a unique, living person, not a bot or AI agent. It is foundational infrastructure for social networks, banking, and any system requiring “one person, one account” in the agentic AI era.

How does Eightco (ORBS) relate to Proof of Human?

Eightco Holdings (NASDAQ: ORBS) is the largest publicly disclosed institutional holder of Worldcoin (WLD), the token powering World’s Proof of Human network, with over 283 million WLD (~9% of circulating supply).

Who are investors in Eightco Holdings (ORBS)?

Eightco’s investors include Bitmine Immersion Technologies (NYSE: BMNR), MOZAYYX, World Foundation, Wedbush, CoinFund, Discovery Capital Management, FalconX, Payward/Kraken, Pantera, and GSR.

Who is the CEO of Eightco Holdings?

Kevin O’Donnell is the CEO of Eightco Holdings (NASDAQ: ORBS). The Company’s Board includes Tom Lee (Managing Partner and Head of Research at Fundstrat, and Chairman of Bitmine Immersion Technologies (NYSE: BMNR)) and, as an advisor to the Board, Brett Winton (Chief Futurist at ARK Invest).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking, including, without limitation, statements regarding: expectations regarding the World Lift Off event; the Company’s expectations that artificial intelligence, digital identity, and the creator economy will shape the next decade of innovation; beliefs that Proof-of-Human verification is becoming essential infrastructure for social networks, banking, and financial systems in the agentic AI era; the Company’s treasury strategy and anticipated benefits of its positions in WLD, OpenAI, and Beast Industries; and statements regarding the Company’s future capital commitments and investment plans. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder; risk of loss or markdown on the Company’s strategic investments, including its positions in WLD, OpenAI equity, and Beast Industries equity; the Company’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; volatility in digital asset prices, including WLD and ETH, which could materially affect the value of the Company’s treasury holdings; regulatory changes, future legislation and rulemaking negatively impacting digital assets or artificial intelligence adoption; risks related to the development, adoption, and market acceptance of Proof-of-Human technology and the World network; uncertainty regarding the success of the World Lift Off event and its impact on WLD value or adoption; and shifting public and governmental positions on digital assets or artificial intelligence-related industries. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2026 and other publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE: Eightco Holdings Inc.

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